Exhibit 10.4
Execution Version

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT THE INFORMATION HAS BEEN REDACTED.

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
BEETHOVEN JV 1, LLC

Dated as of June 29, 2025

THE INTERESTS (AS DEFINED HEREIN) EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT (AS DEFINED HEREIN) OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. SUCH INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE OR OTHER SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF SUCH INTERESTS IS FURTHER RESTRICTED AS PROVIDED IN THIS AGREEMENT AND THE MASTER AGREEMENT (AS DEFINED HEREIN). PURCHASERS OF INTERESTS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

TABLE OF CONTENTS
Page

ARTICLE II ORGANIZATION    6
Section 2.01    Formation of Company    6
Section 2.02    Name    6
Section 2.03    Office; Agent for Service of Process    6
Section 2.04    Term    7
Section 2.05    Purpose and Scope    7
Section 2.06    Fiscal Year    7
Section 2.07    No State Law Partnership    7
ARTICLE III OWNERSHIP AND VOTING RIGHTS    7
Section 3.01    Ownership and Issuance of Interests    7
Section 3.02    Voting Rights    11
Section 3.03    Withdrawals    14
Section 3.04    Liability of the Members Generally    14
ARTICLE IV MANAGEMENT    14
Section 4.01    Management of the Company by the Board of Managers    14
Section 4.02    Board Actions    15
Section 4.03    Meetings of the Board    15
Section 4.04    Officers    16
Section 4.05    Compensation; No Employment    16
Section 4.06    No Personal Liability    16
Section 4.07    Exculpation    16
Section 4.08    Indemnification    17
Section 4.09    Affiliated Agreements    20
ARTICLE V [RESERVED]    20
ARTICLE VI TRANSFERS    20
Section 6.01    Transfers of Interests.    20
ARTICLE VII AMENDMENTS; NOTICES    22
Section 7.01    Amendments by the Members    22
Section 7.02    Method for Notices    22
ARTICLE VIII REPRESENTATIONS    22
Section 8.01    Independent Inquiry    22
ARTICLE IX GENERAL PROVISIONS    23
Section 9.01    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial    23
i

Section 9.02    Counterparts    24
Section 9.03    Construction; Headings    24
Section 9.04    Severability    24
Section 9.05    Waiver of Action for Partition    24
Section 9.06    Successors and Assigns    24
Section 9.07    Entire Agreement    25
Section 9.08    No Third Party Beneficiaries    25
Section 9.09    Other Instruments and Acts    25
Section 9.10    Remedies and Waivers    25
Section 9.11    Specific Performance    25
Section 9.12    No Article 8 Election    25
Section 9.13    Aggregation of Rights    25
Section 9.14    Non-Recourse Parties    26

EXHIBITS AND SCHEDULES
EXHIBIT A    FORM OF JOINDER AGREEMENT
SCHEDULE I    MEMBERS; INTERESTS AND INFORMATION RELATED THERETO

ii

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
BEETHOVEN JV 1, LLC
This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Beethoven JV 1, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of this 29th day of June, 2025 (the “Effective Date”), by and among (a) the Company, (b) BCSS W JV Investments (B), L.P., a Delaware limited partnership (together with its Permitted Transferees, the “BCSS Member”), (c) WMG BC Holdco LLC, a Delaware limited liability company (together with its Permitted Transferees, the “Warner Member”) and (d) each other Person who becomes a Member in accordance with the terms of this Agreement from time to time. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Article I.
W I T N E S S E T H:
WHEREAS, on April 21, 2025, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq., as amended and in effect from time to time, the “Delaware Act”) by the filing of a Certificate of Formation (the “Certificate”) with the Office of the Secretary of State of the State of Delaware;
WHEREAS, on April 21, 2025, the BCSS Member executed the Limited Liability Company Agreement of the Company (the “Original LLCA”) and ratified the filing of the Certificate with the office of the Secretary of State of the State of Delaware;
WHEREAS, on the Effective Date, each of the BCSS Member and the Warner Member wishes to amend and restate the Original LLCA to admit the Warner Member and to reflect the terms and conditions set forth herein; and
WHEREAS, on the Effective Date, each of the BCSS Member and the Warner Member wishes to set forth the rights, entitlements, liabilities and obligations with respect to each Member’s ownership of the Company and, in furtherance thereof, each of the Company, the BCSS Member and the Warner Member wishes to enter into (a) this Agreement, and (b) that certain Master Operations and Economics Agreement (the “Master Agreement”), which, taken together with this Agreement, are intended by the Members to serve as the “limited liability company agreement” of the Company within the meaning of Section 18-101(9) of the Delaware Act for all such purposes.
NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

Article I

DEFINITIONS
“Access Parties” has the meaning set forth in the definition of “Affiliate”.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person, and the term “Affiliated” shall have a correlative meaning; provided, that for purposes of this Agreement, (a) neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of any of the Members or any of their respective Affiliates; (b) other than for purposes of Section 3.02(b)(iii) and Section 4.09, none of Access Industries, Inc., any of its investment funds, investments or managed vehicles or any Subsidiary or portfolio company thereof (other than Warner Music Group Corp. and its Subsidiaries) (collectively, the “Access Parties”) shall be considered an Affiliate of the Warner Member; and (c) no portfolio company of Bain Capital shall be considered an Affiliate of the BCSS Member; provided, further, that notwithstanding the foregoing, for purposes of Section 3.02(b)(iii), Affiliates of the BCSS Member shall include portfolio companies of Bain Capital Special Situations, LP.
“Agreement” means this Amended and Restated Limited Liability Company Agreement, including all exhibits and schedules hereto, as it may be supplemented, amended, restated, amended and restated or modified from time to time.
“Bain Services Agreement” has the meaning set forth in the Master Agreement.
“BCSS Manager” means each Manager designated by the BCSS Member in accordance with the Master Agreement.
“BCSS Member” has the meaning set forth in the introductory paragraph hereof.
“Board” has the meaning set forth in Section 4.01.
“Business Day” means any day, excluding Saturday, Sunday and any other day on which commercial banks in New York, New York or Boston, Massachusetts are authorized or required by law to close. For any period that is measured in Business Days, if the scheduled termination of such period would fall on a day that is not a Business Day then the termination of such period shall be deferred until the next succeeding Business Day.
“Capital Call” has the meaning set forth in the Master Agreement.
“Capital Contribution” means, with respect to any Class A Unit, the amount of money or the fair market value (as determined by the Board; provided, that no such determination shall treat any Class A Member differently from any other Class A Member in respect of the same contribution) of any property (other than money) contributed to the Company in respect of such Class A Unit. The Capital Contributions contributed by the Members shall be reflected on Schedule I attached hereto and on Exhibit A attached to the Master Agreement. The Capital

Contribution applicable to each Class A Unit shall be adjusted by the Board in good faith to account for the effect of any recapitalization events.
“Capital Contribution Percentage” means, with respect to any Member, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Capital Contributions made by such Member and the denominator of which is equal to the aggregate Capital Contributions made by all Members.
“Certificate” has the meaning set forth in the recitals to this Agreement.
“Class A Contribution” has the meaning set forth in the Master Agreement.
“Class A Member” means, collectively, the Class A-1 Members and Class A-2 Members.
“Class A Units” means, collectively, the Class A-1 Units and Class A-2 Units.
“Class A-1 Member” means, as of any date of determination, a holder of Class A-1 Units.
“Class A-1 Unit” means an Interest designated as a Class A-1 Unit of the Company, having the rights and obligations specified in this Agreement and in the Master Agreement.
“Class A-2 Member” means, as of any date of determination, a holder of Class A-2 Units.
“Class A-2 Unit” means an Interest designated as a Class A-2 Unit of the Company, having the rights and obligations set forth in this Agreement and in the Master Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commercial Agreements” has the meaning set forth in the Master Agreement.
“Company” has the meaning set forth in the introductory paragraph hereof.
“Control”, “Controlled” and “Controlling” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of at least 50% of voting Securities, by contract or otherwise.
“Delaware Act” has the meaning set forth in the recitals to this Agreement.
“Effective Date” has the meaning set forth in the introductory paragraph hereof.
“Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other legal entity or organization.
“Equity Securities” has the meaning set forth in Section 3.01(e)(i).
“Excluded Securities” means any Class A Units or other Interests, or equity Securities of any of the Company’s Subsidiaries: (a) issued as a dividend or distribution on Class A Units or other Interests in accordance with this Agreement and the Master Agreement; (b) issued by a Subsidiary of the Company to another directly or indirectly wholly-owned Subsidiary of the Company or to the Company; (c) of the IPO Entity issued to the public in connection with an Initial Public Offering; (d) issued, sold or otherwise transferred to sellers (not including the Members and their Affiliates) as consideration in connection with the Company’s or any Subsidiary’s acquisition of all or substantially all of another Person or another Person’s line of business or division, or all or substantially all of another Person’s assets, in any case, by merger, consolidation, stock purchase, asset purchase, recapitalization, or other reorganization, in each case, in accordance with the terms of this Agreement; or (e) issued pursuant to a Capital Call in accordance with Section 3.01(b) of the Master Agreement.
“Federal” has the meaning set forth in Section 9.03.
“Fiscal Year” has the meaning set forth in Section 2.06.
“GAAP” means generally accepted accounting principles in the United States of America, as consistently applied by Warner Music Group Corp. or a successor Entity thereto.
“Governmental Body” means any: (a) nation, state, county, city, town, borough, village, district or other jurisdiction; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (d) multinational organization or body; (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, including any arbitral tribunal; or (f) official of any of the foregoing.
“Imputed Underpayment Amount” has the meaning set forth in the Master Agreement.
“Indebtedness” of any Person means, without duplication (whether contingently or otherwise) (a) indebtedness of such Person for borrowed money, whether secured or unsecured, and whether or not evidenced by bonds, debentures, notes, other debt securities or other instruments, and indebtedness of such Person issued or, without duplication, incurred in substitution or exchange for indebtedness for borrowed money; (b) indebtedness of such Person evidenced by any note, bond, debenture or other debt security; (c) payment obligations of such Person in respect of any financial hedging arrangements or similar agreements; (d) required lease payments under leases that have been, or should be, recorded as capital leases in accordance with GAAP; (e) any payment obligations under conditional sale or other title retention agreement relating to property purchased by such Person; (f) obligations of such Person under any performance bond or letter of credit or similar arrangement; and (g) obligations of such Person under any guarantees, pledges, liens, mortgages or security interests with respect to any Person other than the Company in respect of clauses (a) through (f).
“Indemnification Agreements” has the meaning set forth in Section 4.08(f).
“Indemnified Party” has the meaning set forth in Section 4.08(a).

“Initial Class A Units” has the meaning set forth in Section 3.01(c).
“Initial Commitment” has the meaning set forth in the Master Agreement.
“Initial Commitment Amount” has the meaning set forth in the Master Agreement.
“Initial Public Offering” means an initial firm commitment underwritten public offering that is registered under the Securities Act and which results in the equity interests of the IPO Entity being listed on the New York Stock Exchange or Nasdaq Stock Market.
“In-Scope Catalogs” has the meaning set forth in Section 2.05.
“Interest” means the membership units and any other limited liability company units or other Equity Securities of the Company, including the Initial Class A Units issued as of the Effective Date, and any Class A Units and any other class or series of limited liability company units that may be issued from time to time following the Effective Date in accordance with the terms set forth in this Agreement and the Master Agreement.
“IPO Entity” has the meaning set forth in the Master Agreement.
“Joinder Agreement” has the meaning set forth in Section 6.01(b).
“Legal Requirements” means all foreign, federal, state or local laws, common laws, statutes, ordinances, executive orders, rules, regulations, orders, judgments, administrative orders, decrees, directives, administrative or judicial decisions and any other executive, legislative, regulatory or administrative proclamations, of any Governmental Body, to which the Company, any Subsidiary of the Company or any Member is subject.
“Liquidator” has the meaning set forth in the Master Agreement.
“Manager” has the meaning set forth in Section 4.01.
“Manager Indemnitee” has the meaning set forth in Section 4.08(f).
“Master Agreement” has the meaning set forth in the recitals.
“Member” means any Person admitted to the Company as a “Member” from time to time in accordance with the terms of this Agreement and the Master Agreement and shall exclude (for the avoidance of doubt) any Person who ceases to be a Member pursuant to the terms set forth in this Agreement and the Master Agreement.
“Member Indemnitors” has the meaning set forth in Section 4.08(f).
“Non-Recourse Party” has the meaning set forth in the Master Agreement.
“Officer” has the meaning set forth in Section 4.04.
“Original LLCA” has the meaning set forth in the recitals to this Agreement.

“Partnership Representative” has the meaning set forth in the Master Agreement.
“Permitted Transfer” has the meaning set forth in the Master Agreement.
“Permitted Transferee” has the meaning set forth in the Master Agreement.
“Person” means any individual or Entity and the successors in interest and permitted assigns of such Person.
“Preemptive Right” has the meaning set forth in Section 3.01(e)(i).
“Preemptive Right Notice” has the meaning set forth in Section 3.01(e)(i).
“Proposed Securities” has the meaning set forth in Section 3.01(e)(i).
“Regulations” means the Federal tax regulations promulgated under the Code.
“Sale of the Company” has the meaning set forth in the Master Agreement.
“Securities” means any shares of capital stock, limited partnership interests, limited liability company interests, warrants, options, bonds, notes, debentures and other equity and debt securities of whatever kind of any Person, whether readily marketable or not.
“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Subsidiary” has the meaning set forth in the Master Agreement.
“Successor Entity” has the meaning set forth in the definition of “Sale of the Company” in the Master Agreement.
“Termination for Cause” has the meaning set forth in the Master Agreement.
“Transfer” has the meaning set forth in the Master Agreement.
“Warehouse Facility” has the meaning set forth in the Master Agreement.
“Warner Funding Default” has the meaning set forth in the Master Agreement.
“Warner Manager” has the meaning set forth in the Master Agreement.
“Warner Services Agreement” has the meaning set forth in the Master Agreement.

Article II

ORGANIZATION
Section 2.01Formation of Company. The Company was formed on April 21, 2025 pursuant to the Delaware Act. The rights and liabilities of the Members shall be as provided for in the Delaware Act if not otherwise expressly provided for in this Agreement or the Master Agreement, which, taken together, are intended by the Members to serve as the “limited liability company agreement” of the Company for all purposes under the Delaware Act.
Section 2.02Name. The name of the Company is “Beethoven JV 1, LLC”. The business of the Company shall be conducted under such name or under such other names as the Warner Member and the BCSS Member unanimously deem appropriate.
Section 2.03Office; Agent for Service of Process. The address of the registered office of the Company in the State of Delaware is Suite 402, 4001 Kennett Pike, County of New Castle, Wilmington, Delaware 19807. The name and address of the registered agent in Delaware for service of process is Maples Fiduciary Services (Delaware) Inc., Suite 402, 4001 Kennett Pike, County of New Castle, Wilmington, Delaware 19807. The Board may change the registered office and the registered agent of the Company from time to time. The Company shall maintain a principal place of business and office(s) at such place or places as the Board may from time to time designate.
Section 2.04Term. The Company commenced on the date of the filing of the Certificate, and the term of the Company shall continue until the dissolution of the Company in accordance with the provisions of Article IX of the Master Agreement.
Section 2.05Purpose and Scope. The purpose and business of the Company is to (a) acquire, manage, sell and exploit certain seasoned music publishing and recorded music catalog assets and any name, image and likeness assets related thereto (collectively, the “In-Scope Catalogs”); (b) receive proceeds from the management, sale and exploitation of the In-Scope Catalogs; (c) enter into agreements in connection with the acquisition, management, sale and exploitation of the In-Scope Catalogs; (d) engage in any and all business and operations that are incidental or ancillary to any of the foregoing clauses (a) through (c) or are determined to be necessary or desirable by the Board in connection therewith; and (e) engage in any and all other activities or businesses as permitted to be engaged in by a limited liability company formed under the Delaware Act.
Section 2.06Fiscal Year. Unless otherwise required by the Code and applicable Regulations, the fiscal year of the Company shall end September 30, or as otherwise determined from time to time by the Board (the “Fiscal Year”).
Section 2.07No State Law Partnership. The Members intend that the Company not constitute or be deemed to be a partnership (including a limited partnership) or joint venture, and that no Member (or any Affiliate thereof) or Manager constitute or be deemed to be a partner, agent, or joint venturer of any other Member or Manager, for any purposes other than, as contemplated by Section 7.05 of the Master Agreement, Federal, state, and local income tax purposes, and this Agreement shall not be construed, interpreted or applied to suggest otherwise.

Article III

OWNERSHIP AND VOTING RIGHTS
Section 3.01Ownership and Issuance of Interests.
(a)Interests. Following the Effective Date, the Company may from time to time, subject to the terms of the Master Agreement, including Section 3.01 thereof, and this Agreement, including Section 3.02(b), issue such Interests as the Board approves from time to time. For the avoidance of doubt, subject to Section 3.02(b), the issuance of any Interests or other Securities or instruments exercisable for or convertible into Interests shall require the prior written consent of the Board.
(b)Interest Certificates. Ownership of Interests may, but need not, be evidenced by certificates similar to customary stock certificates. Initially, Interests shall be uncertificated, but the Board may determine to certificate all or any Interests at any time by resolution thereof. In such event, the Board shall prescribe the forms of certificates to be issued by the Company, including the forms of legends to be affixed thereto. Any such certificate shall be delivered by the Company to the applicable record owner of the Interests represented by such certificate. Certificates evidencing Interests will provide that they are governed by Article 8 of the Uniform Commercial Code. Certificates need not bear a seal of the Company but shall be signed by an Officer or any other Person authorized by the Board to sign such certificates who shall certify the Interests represented by such certificate. Books and records reflecting the record ownership of the Interests shall be kept by the Company. In the event any Officer who shall have signed, or whose facsimile signature or signatures shall have been placed upon, any such certificate or certificates shall have ceased to be such Officer before such certificate is issued by the Company, such certificate may nevertheless be issued by the Company with the same effect as if such person were such Officer at the date of issue. The Board may determine the conditions upon which a new certificate may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of such certificate or its legal representative to give a bond, with sufficient surety, to indemnify the Company against any and all losses or claims that may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen or destroyed. Each certificate shall bear a legend on the reverse side thereof substantially in the following form in addition to any other legend required by law or by agreement with the Company:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY MAY BE REQUESTED BY THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY

COMPANY AGREEMENT OF THE COMPANY, AND THE MASTER AGREEMENT, IN EACH CASE, DATED AS OF JUNE 29, 2025 (AS MAY BE AMENDED, RESTATED, AMENDED AND RESTATED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY AGREEMENT AND MASTER AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY AGREEMENT AND MASTER AGREEMENT.
(c)Unit Designations; Authorized Units. The Interests authorized for issuance as of the Effective Date are hereby designated as “Class A Units”. The Class A Units may be subdivided into subclasses, including the Class A-1 Units and the Class A-2 Units. Subject to Section 3.02(b), the Company is authorized to issue as many Interests as the Board approves from time to time, and any Interests issued in accordance with this Agreement and the Master Agreement shall be deemed to have been duly authorized and validly issued. The number of Class A Units issued by the Company and the names and addresses of the Members holding record title to the Class A Units are set forth in Schedule I attached hereto and in Exhibit A attached to the Master Agreement. Notwithstanding anything in this Agreement or the Master Agreement to the contrary, on the Effective Date, each of the Warner Member and the BCSS Member shall be issued for $1 per Member the number of Class A Units set forth opposite its name on Schedule I (the “Initial Class A Units”) (which Initial Class A Units shall also be reflected on Exhibit A to the Master Agreement); provided that: (i) such Initial Class A Units shall be redeemed by the Company for $1 per Initial Class A Unit immediately prior to the first Capital Contribution made by the Members to the Company following the Effective Date (and, for clarification, such Members shall remain members of the Company); and (ii) concurrently with the making of such first Capital Contribution, each Member shall be issued new Class A Units in respect of such Capital Contribution in accordance with the terms of this Agreement and Section 3.01 of the Master Agreement, and Schedule I attached hereto (and Exhibit A attached to the Master Agreement) shall be updated accordingly to reflect the issuance of such new Class A Units.
(d)Issued and Outstanding Interests; Ledger. The Company shall maintain an accurate ledger listing all of the record holders of Interests and the number, class, sub-class or series of Interests held thereby. The Company shall update Schedule I as Interests are issued, forfeited or transferred from time to time in accordance with the terms of this Agreement and the Master Agreement. Any modification to Schedule I by the Company as set forth in the preceding sentence shall not require consent or approval from any of the Members.
(e)Preemptive Rights.
(i)[***].

Section 3.02Voting Rights.
(a)General. All Members shall be entitled to one (1) vote for each Class A Unit held on all matters submitted for approval of the Members pursuant to the terms of this Agreement or unwaivable provision of the Delaware Act and hereby waive all other voting rights in their capacities as Members; provided, that, subject to Section 8.04 and Section 8.06 of the Master Agreement, any such vote shall require the affirmative vote of each of the BCSS Member and the Warner Member.
(b)Reserved Matters. Notwithstanding anything to the contrary contained herein or in the Master Agreement, the Company shall not (and shall not permit any of its Subsidiaries to), either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the prior written consent of the BCSS Member and the Warner Member, and any such act or transaction entered into without such prior written consent shall be null and void ab initio, and of no force or effect; provided, that following a Termination for Cause or a Warner Funding Default, the prior written consent of the Warner Member shall only be required for items (i) (solely with respect to any amendment that has a disproportionately adverse impact on the Warner Member as compared to the BCSS Member), (iii), (viii), (ix), (xi) and (xx) of this Section 3.02(b):
(i)make any amendment, alteration, waiver or repeal of the organizational documents of (A) the Company (including this Agreement or the Master Agreement) or (B) its Subsidiaries (other than in the case of clause (B) for such amendments that would not reasonably be expected to have an adverse impact on the Company or any Member);
(ii)(A) enter into a new line of business of the Company or any of its Subsidiaries; (B) exit from, or materially deviating from the purpose of the Company as set forth in clauses (a) through (d) of Section 2.05; or (C) materially modify the mix of catalogs that are being considered for acquisition;
(iii)enter into, amend, modify, terminate, waive or enforce any rights under, or exercise any rights of approval under, any transaction or agreement between (A) the Company or any of its Subsidiaries, on one hand, and (B) the Warner Member or an Affiliate or employee of the Warner Member (when such consent right is exercised by the BCSS Member) or the BCSS Member or an Affiliate or employee of the BCSS Member (when such consent right is exercised by the Warner Member), on the other hand (including the Commercial Agreements and any provision therein), other than: (1) expense reimbursement pursuant to Section 4.05; (2) any customary provision of indemnification, advancement of expenses or exculpation of liability to any Managers and Officers, in each case, as set forth herein; or (3) any exercise of rights under this Agreement (including Section 4.09, but excluding for the avoidance of doubt, a Sale of the Company);
(iv)consummate any merger, consolidation or other business combination transaction involving the Company or any of its Subsidiaries or any sale of all or substantially all of the assets of the Company or any of its Subsidiaries, in each case, except for any transaction permitted by Section 8.04 or Section 8.06 of the Master Agreement;
(v)cause the Company or its Subsidiaries to enter into any partnerships or joint venture, in each case, except for any transaction permitted by Section 8.04 or Section 8.06 of the Master Agreement;
(vi)other than the acquisition of In-Scope Catalogs, cause the Company or any of its Subsidiaries to acquire equity interests, assets or businesses of any Person (in each case other than a wholly-owned Subsidiary of the Company);

(vii)make any dispositions by the Company or its Subsidiaries of equity interests or businesses (including, for the avoidance of doubt, assets), in each case, except for any transaction permitted by Section 8.04 or Section 8.06 of the Master Agreement;
(viii)(A) declare bankruptcy (or acquiescence with respect thereto), dissolution (to the fullest extent permitted by applicable Legal Requirement) or liquidation or (B) recapitalize or reorganize in any form of transaction, in each case of clauses (A) and (B), of the Company or any of its Subsidiaries;
(ix)change or elect the Company’s or its Subsidiaries’ tax structure, Federal income tax classification or domicile;
(x)issue new securities of any type that are, or may be convertible into or exchangeable or exercisable for, Interests (other than calling the Initial Commitment Amounts to the extent necessary to fund acquisitions otherwise permitted hereby or by the Master Agreement and the issuance of Class A Units in connection therewith pursuant to Section 3.01 of the Master Agreement);
(xi)make any declaration or payment of dividends or other distributions other than in accordance with Section 5.02 of the Master Agreement;
(xii)incur or authorize the incurrence of any Indebtedness (including any refinancing Indebtedness) other than borrowings under the Warehouse Facility; provided, that if the Board has approved any incurrence of Indebtedness pursuant to any “incremental” or “accordion” provisions contained in the Warehouse Facility, neither the BCSS Member’s consent nor the Warner Member’s consent will be required for such incurrence;
(xiii)make any loan or advance to any person, except (A) advances, contractual commitments and similar expenditures in the ordinary course of business or (B) to a wholly-owned Subsidiary of the Company;
(xiv)appoint or remove the Company’s or its Subsidiaries’ auditors and approval of the Company’s standalone financial statements produced for the purposes of satisfying Section 11.04 of the Master Agreement, unless such auditor is the auditor of the audited financial statements of the Warner Member;
(xv)make any material changes in the Company’s or its Subsidiaries’ accounting policies or any of the Company’s or its Subsidiaries’ audit or accounting practices (including with respect to reserves) other than (A) as required by GAAP or applicable Legal Requirement (in which case the Board will reasonably consult with the BCSS Member prior to, and use commercially reasonable efforts to take its views into account when, implementing such changes) or (B) changes instituted across all of the Warner Member’s U.S. Subsidiaries that are consistent with GAAP and do not disproportionately affect the BCSS Member as compared to the Warner Member;
(xvi) (A) establish or modify the material tax policies, methods and procedures utilized by the Company or any of its Subsidiaries; (B) make any material tax election (including any entity classification election), allocation (including under Section 3.04 or Section 6.03 of the Master Agreement) or determination (except that each of the BCSS Member and the Warner Member shall be permitted to require a Section 754 election); (C) take any material action in connection with any tax audit or other tax proceeding relating to the Company or its Subsidiaries; or (D) make any determination with respect to withholding taxes or Imputed Underpayment Amounts allocable to a Member under Section 5.04 or Section 7.03 of the Master Agreement;

(xvii)undertake any public offering (including, but not limited to, an Initial Public Offering or reverse takeover transaction) by the Company or any of its Subsidiaries or taking any other action to become a public company, in each case, except for any transaction permitted by Section 8.04 of the Master Agreement;
(xviii)settle (A) any defensive litigation and any other defensive legal proceeding (1) for an amount that would require the Beethoven Entities (as defined in the Master Agreement) or any of their Subsidiaries to collectively pay in excess of $5,000,000; (2) that has had or could have an adverse reputational impact on the BCSS Member, the Warner Member or any of their respective Affiliates; or (3) of a criminal nature or involving material injunctive or similar relief or (B) any litigation that relates to any of the Beethoven Entities or any of their Subsidiaries or any of their respective businesses, properties or assets in which the BCSS Member or the Warner Member or any Affiliate thereof is a named party;
(xix)create or suffer to exist any lien upon any property or assets of the Company or any Subsidiary now owned or hereafter acquired, leased or licensed by it (other than in connection with any Warehouse Facility or that is otherwise approved by the BCSS Member and the Warner Member);
(xx)make any assignment or compromise for the benefit of the Company’s or its Subsidiaries’ creditors or take any action that would cause the Company or any of its Subsidiaries to become insolvent; and
(xxi)authorize, commit or agree to take any action described in this Section 3.02(b).
(c)No Grant of Dissenters Rights or Appraisal Rights; Other Voting Matters. In no manner shall this Agreement or the Master Agreement be construed to grant to any Member, and each Member hereby waives, any dissenter’s rights or appraisal rights. The Members hereby expressly waive rights under Section 18-210 and Section 18-801 of the Delaware Act in all circumstances and grant to the Board (subject to Section 3.02(b) and Section 8.04 and Section 8.06 of the Master Agreement) the sole right to approve or consent to a merger or consolidation of the Company without approval or consent of the Members.
Section 3.03Withdrawals. Except as expressly provided elsewhere in this Agreement, or in Article V and Article IX of the Master Agreement, no Member shall have any right (a) to withdraw as a Member from the Company so long as such Member continues to hold any Interests; (b) to withdraw from the Company all or any part of such Member’s Capital Contributions; (c) to receive property other than cash in return for such Member’s Capital Contributions; or (d) to receive any distribution from the Company.
Section 3.04Liability of the Members Generally. Except as required by non-waivable provisions of the Delaware Act, no Member shall be liable for any debts, liabilities, contracts or obligations of the Company or any Subsidiary of the Company whatsoever; provided, that nothing contained in this Section 3.04 shall be deemed to modify or limit any liabilities or obligations of any Member (or Affiliate thereof) under any contract or agreement to which Member (or Affiliate thereof) is party other than solely in its capacity as a Member. Each of the Members acknowledges that its Capital Contributions are subject to the claims of any and all creditors of the Company to the extent provided by the Delaware Act and other applicable Legal Requirements.

Article IV

MANAGEMENT
Section 4.01Management of the Company by the Board of Managers. In accordance with Article IV of the Master Agreement, the management, operation and control of the business and affairs of the Company shall be vested exclusively in or under the direction of a board of managers of the Company (the “Board” and, each such manager, a “Manager”), except as otherwise expressly provided for in this Agreement or in the Master Agreement. Managers need not be Members. The Board shall have full and complete power, authority and discretion, on behalf of and in the name of the Company, to enter into and perform all contracts and other undertakings that it may deem necessary or advisable to carry out any and all of the objects and purposes of the Company. It is expressly understood and agreed that if any particular Board consent or approval is required hereunder for the Company to take any action or make any determination or decision, then no such action, determination or decision may be taken or made by any Subsidiary thereof without the Company’s approval in its capacity as such Subsidiary’s direct or indirect controlling equity holder or general partner pursuant to the same Board consent or approval, as the case may be, in the manner contemplated hereby. The Company shall cause each of its Subsidiaries and each such Subsidiary’s board of directors or other governing body to give effect to the foregoing sentence. A Manager acting individually will not have the power to bind the Company. Each Manager shall be a “Manager” (as the term is defined in the Delaware Act) of the Company, but, notwithstanding the foregoing, no Manager shall have any rights or powers beyond the rights and powers expressly granted to such Manager in this Agreement.
Section 4.02Board Actions. All decisions, determinations and actions of the Board shall require the approval of at least such Managers holding not less than a majority of the voting power of all Managers who are designated and qualified at such time and in attendance at any meeting of the Board in which a quorum is present. Each Manager shall be entitled to cast one (1) vote on all matters coming before the Board; provided, that if less than all of the available Board seats to be designated by a Member have been so designated or less than all Managers designated by a Member are present at a meeting, then the Manager(s) designated by such Member who are present at the meeting shall be entitled to cast a number of votes, in the aggregate, equal to the total number of Managers that such Member is entitled to designate.
Section 4.03Meetings of the Board. The Board shall meet at such time and at such place (either within or outside of the State of Delaware) as the Board may designate, and the Board shall have such intervening special meetings at the written request of any Manager on at least ten (10) Business Days’ written notice (such notice shall state the purpose for which such meeting is being called). Any meeting of the Board may be held in person, telephonically or by video conference.
(a)Notice. The Company and the Board shall, unless mutually waived (in writing) by a BCSS Manager and a Warner Manager, give all Managers at least two (2) Business Days’ notice of all regular meetings of the Board, which notice may be given in writing or by means of electronic transmission.
(b)Attendance and Waiver of Notice. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular meeting of the Board, need be specified in the notice or waiver of notice of such meeting.

(c)Quorum. At all meetings of the Board, a quorum shall consist of at least one (1) BCSS Manager and one (1) Warner Manager. If quorum does not exist, the meeting of the Board shall be adjourned until such time as quorum exists. The Company shall provide for telephonic or video participation. If quorum is not achieved at any duly called meeting, such meeting may be postponed to a time no earlier than forty-eight (48) hours after written notice of such postponement has been given to the Managers (which may be delivered electronically). If no BCSS Manager or Warner Manager, as applicable, is present at two (2) consecutive meetings for which notice was duly given in accordance with the terms hereof, a majority of the Managers then in office shall constitute a quorum solely for the next meeting of the Board called for the same purpose.
(d)Actions Without a Meeting. Notwithstanding any other provision contained in this Agreement or in the Master Agreement, any action of the Board may be taken without a meeting if written consent(s) setting forth the action to be taken shall be consented to or approved, in writing and signed by the requisite number of Managers to authorize or take such action at a meeting, which must include at least one (1) BCSS Manager and one (1) Warner Manager.
(e)Proxies. Each Manager may authorize another individual (who may or may not be a Manager, but who shall be an officer or employee of the Member that appointed such Manager or an Affiliate of such Member) to act for such Manager by proxy at any meeting of the Board, or to express consent or dissent to a Company action in writing without a meeting. Any such proxy may be granted in writing, by electronic transmission or as otherwise permitted by Legal Requirements.
Section 4.04Officers. The Board may, from time to time as it deems advisable, appoint executive officers of the Company or any Subsidiary thereof, including a Chief Executive Officer, a Chief Financial Officer and a Chief Investment Officer, each of whom shall act at the direction and under the supervision of the Board (each, an “Officer”), and assign in writing titles to any such Person. Unless the Board decides otherwise, if the title given to any Officer is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such Person of the authorities and duties that are normally associated with that office, subject at all times to the direction and supervision of the Board. Any delegation pursuant to this Section 4.04 may be revoked at any time by the Board and, for the avoidance of doubt, any Officer may be removed from his or her capacity as such by the Board. In addition, the Board is authorized to employ, engage and dismiss, on behalf of the Company or any Subsidiary thereof, any Person, including an Affiliate of any Member, to perform services for, or furnish goods to, the Company or any Subsidiary thereof.
Section 4.05Compensation; No Employment.
(a)Each Manager shall serve without compensation in his or her capacity as such. Each Manager shall be entitled to reimbursement from the Company for his or her reasonable and necessary out-of-pocket expenses incurred in the performance of his or her duties as a Manager, pursuant to such policies (if any) as may from time to time be established by the Board (including the consent of at least one (1) BCSS Manager).
(b)This Agreement does not, and is not intended to, confer upon any Manager any rights with respect to employment by the Company, and nothing herein shall be construed to have created any employment agreement or relationship with any Manager.
Section 4.06No Personal Liability. Except as otherwise provided in the Delaware Act or by Legal Requirements, no Member or Manager will be obligated personally for any debt,

obligation, or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member or Manager.
Section 4.07Exculpation.
(a)Subject to applicable Legal Requirements, no Indemnified Party (in its capacity as an Indemnified Party) shall be liable, in damages or otherwise, to the Company, any Subsidiary of the Company or any other Indemnified Party for any act or omission performed or omitted by such Indemnified Party in good faith that relates to the Company or any of its Subsidiaries (including any act or omission performed or omitted by such Indemnified Party in reliance upon and in accordance with the opinion or advice of experts, including legal counsel as to matters of law, accountants as to matters of accounting, or investment bankers or appraisers as to matters of valuation), except (i) for any act taken by such Indemnified Party purporting to bind the Company or any Subsidiary thereof that has not been authorized pursuant to and in accordance with the terms set forth in this Agreement or the Master Agreement; (ii) for such Indemnified Party’s gross negligence or willful misconduct; or (iii) for any breach by such Indemnified Party of the terms set forth in this Agreement, the Master Agreement or any other agreement, instrument or policy to which such Indemnified Party is a party or otherwise bound, including any employment, restrictive covenant or other agreement or arrangement (including employee policies of the Company or any of its Subsidiaries) relating to the employment of or provision of services to the Company or its Subsidiaries; provided, that, for the avoidance of doubt, the foregoing exculpation shall not apply to matters arising pursuant to the terms of any contract or agreement (other than this Agreement or the Master Agreement or any agreement contemplated hereby or thereby) or other commercial transactions (other than the transactions subject to this Agreement or the Master Agreement or any transaction contemplated hereby or thereby) between or among the Company or any Subsidiary, on the one hand, and any Indemnified Party, on the other hand. To the maximum extent permitted by Legal Requirements, the Person bringing a claim against any Indemnified Party shall bear the burden of establishing a prima facie case that an Indemnified Party is not entitled to the benefit of the exculpation provisions set forth in this Section 4.07(a).
(b)To the fullest extent permitted by Legal Requirements, and, except as otherwise expressly provided in this Section 4.07(b), notwithstanding any other provision of this Agreement, the Master Agreement or in any agreement contemplated herein or therein, or applicable provisions of law or equity or otherwise, neither any Member nor any Manager (and excluding, for the avoidance of doubt, any Member or Manager that is also a consultant or employee of the Company to the extent acting in such capacity), acting in such Person’s capacity as such, shall (i) be deemed to have any fiduciary or other duties to the Company, any Subsidiary of the Company or any Member or such Member’s Affiliates, other than the duty to comply with the implied contractual covenant of good faith and fair dealing, or (ii) be obligated to do or perform any act or thing in connection with the Company or its Subsidiaries not expressly set forth in this Agreement or the Master Agreement or any agreement contemplated hereby or thereby. Without limiting the foregoing, the provisions of this Agreement and the Master Agreement, to the extent that they restrict the duties and liabilities of any Manager or any Member otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Persons, to the maximum extent permitted by applicable Legal Requirements. Notwithstanding anything to the contrary contained in this Agreement, each of the Members (on behalf of themselves and their Affiliates) hereby acknowledges and agrees that each of the Managers, in determining whether or not to vote in support of or against any particular decision for which the Board’s consent or approval is required, may act in and consider the best interest of the Member or Members who designated such Manager and shall not be required to act in or consider the best interests of the Company, its Subsidiaries or the other Members or their respective Affiliates.

Section 4.08Indemnification.
(a)To the fullest extent permitted by applicable Legal Requirements, the Company shall and does hereby agree to indemnify, defend, and hold harmless each Manager and each Member, the Partnership Representative, the Liquidator and any of their respective Affiliates and representatives and any such Persons’ respective officers, directors, employees, shareholders, partners, managers and members, and each Officer (each, an “Indemnified Party” in its respective foregoing capacity, each of which shall be, in such capacity, a third-party beneficiary of this Agreement solely for purposes of Section 4.06 and this Section 4.08), from and against any loss, expense or damage incurred by such Indemnified Party for any act or omission taken or suffered by such Indemnified Party in good faith (including any act or omission taken or suffered by such Indemnified Party in reliance upon and in accordance with the opinion or advice of experts, including, legal counsel as to matters of law, accountants as to matters of accounting, or investment bankers or appraisers as to matters of valuation) in connection with the business of the Company or its Subsidiaries, including reasonable attorneys’ fees, any amounts obligated to be paid in a judgment or claim, and any amount expended in the settlement of any claims of loss or damage, except with respect to (i) any act taken by such Indemnified Party purporting to bind the Company or any Subsidiary thereof that has not been authorized pursuant to this Agreement or the Master Agreement, pursuant to any other agreement to which the Company is a party, or by the Board (or any applicable governing body), as appropriate; (ii) such Indemnified Party’s gross negligence or willful misconduct; (iii) any breach by such Indemnified Party of the terms set forth in this Agreement, the Master Agreement or any other agreement, instrument or policy to which such Indemnified Party is a party or is otherwise bound, including any employment, restrictive covenant or other agreement or arrangement (including employee policies of the Company or any of its Subsidiaries) relating the employment of or provision of services to the Company or its Subsidiaries; or (iv) any suit, action, proceeding, arbitration or similar matter (or any threat thereof) that is commenced (or threatened to be commenced) by or on behalf of such Indemnified Party (other than, to the extent authorized by the Board or in a successful lawsuit, action or proceeding to enforce its rights under this Agreement), including any of the foregoing commenced (or threatened to be commenced) against the Company or any Subsidiary thereof or any other Indemnified Party or other Member or Manager; provided, that, for the avoidance of doubt, the foregoing indemnification rights and obligations shall not apply to matters arising pursuant to the terms of any contract or agreement (other than this Agreement or the Master Agreement or any agreement contemplated hereby or thereby) or other commercial transactions (other than the transactions subject to this Agreement or the Master Agreement or any agreement contemplated hereby or thereby) between or among the Company or any Subsidiary, on the one hand, and any Indemnified Party, on the other hand.
(b)Promptly following receipt of notice in respect of any claim, litigation or other matter in respect of which any Indemnified Party intends to seek indemnification pursuant to this Section 4.08, such Indemnified Party shall deliver written notice thereof to the Company, and thereafter the Company shall have the right (at its expense) to assume and control the defense thereof with counsel selected by the Company and reasonably satisfactory to such Indemnified Party. Each Indemnified Party shall reasonably consult with the Board prior to the settlement, compromise or consent to entry of judgment with respect to any claim for which it is seeking indemnification. Notwithstanding the foregoing, no Indemnified Party shall be entitled to be indemnified, defended, or held harmless by the Company with respect to any matter if such Indemnified Party shall settle, consent to entry of a judgment, compromise or take similar action in respect of any such matter without the prior written consent of the Company.
(c)The satisfaction of any indemnification obligation pursuant to this Section 4.08 shall be from and limited to Company assets (including available insurance) and no Member or Board, in such capacity, shall be subject to personal liability therefor.

(d)Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that are subject to a right of indemnification hereunder shall be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking (in form and substance reasonably satisfactory to the Board) by or on behalf of such Indemnified Party to repay such amount to the extent that it shall be determined upon final adjudication after all possible appeals have been exhausted that such Indemnified Party is not entitled to be indemnified hereunder.
(e)The Company may purchase and maintain insurance on behalf of one or more Indemnified Parties and other Persons against any liability which may be asserted against, or expense which may be incurred by, any such Person in connection with the Company’s activities.
(f)The Company hereby acknowledges that, in addition to the rights provided to the Managers pursuant to this Agreement and any indemnification agreements that any Manager may enter into with the Company from time to time to (the “Indemnification Agreements”) (as beneficiaries of such rights, a Manager appointed by any Member is herein referred to as a “Manager Indemnitee”), the Manager Indemnitees may have certain rights to indemnification or advancement of expenses provided by, or insurance obtained by, the Members, as applicable, or certain of their Affiliates (excluding the Company and its Subsidiaries), whether now or in the future (collectively, the “Member Indemnitors”). Notwithstanding anything to the contrary in any of the Indemnification Agreements or this Agreement, the Company hereby agrees that, with respect to its indemnification and advancement obligations to the Manager Indemnitees under the Indemnification Agreements, this Agreement or otherwise, the Company (i) is the indemnitor of first resort (i.e., its obligations to indemnify the Manager Indemnitees are primary and any obligation of the Member Indemnitors or their insurers to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any of the Manager Indemnitees is secondary and excess); (ii) shall be required to advance the full amount of expenses incurred by each Manager Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by each Manager Indemnitee or on his or her behalf to the extent legally permitted and as required by this Agreement and the Indemnification Agreements, without regard to any rights such Manager Indemnitees may have against the Member Indemnitors or their insurers; and (iii) irrevocably waives, relinquishes and releases the Member Indemnitors and such insurers from any and all claims against the Member Indemnitors or such insurers for contribution, by way of subrogation or any other recovery of any kind in respect thereof. In furtherance and not in limitation of the foregoing, the Company agrees that in the event that any Member Indemnitor or its insurer should advance any expenses or make any payment to a Manager Indemnitee for matters subject to advancement or indemnification by the Company pursuant to an Indemnification Agreement, this Agreement or otherwise, the Company shall promptly reimburse such Member Indemnitor or insurer and that such Member Indemnitor or insurer shall be subrogated to all of the claims or rights of such Manager Indemnitee under the Indemnification Agreements or this Agreement, including to the payment of expenses in an action to collect. The Company agrees that any Member Indemnitor or its insurer not a party hereto shall be an express third party beneficiary of this Section 4.08(f), able to enforce such clause according to its terms as if it were a party hereto. Nothing contained in the Indemnification Agreements is intended to limit the scope of this Section 4.08(f) or the other terms set forth in this Agreement or the rights of the Member Indemnitors or their insurers hereunder.
Section 4.09Affiliated Agreements. Notwithstanding anything to the contrary elsewhere in the Master Agreement or this Agreement, including Section 3.02(b), without any consent or approval of the Board or any other Member, the BCSS Member (or BCSS Managers, as applicable) shall have the right to cause the Company or any of its Subsidiaries to grant any consent under, waive compliance with any term or provision of, settle any claim under, declare any default under, agree to any renewal, extension, amendment or modification of, make any determination or exercise any right or remedy of the Company or such Subsidiary (including the right to terminate or rescind) in respect of any transaction or arrangement or pursuant to the terms of any agreement between the Company or its Subsidiaries, on the one hand, and the Warner Member or any Affiliate of the Warner Member, on the other hand (including the Commercial Agreements).
Article V

[RESERVED]
Article VI
TRANSFERS
Section 6.01Transfers of Interests.
(a)The Interests are subject to the restrictions on Transfer (and exceptions therefrom) set forth in the Master Agreement.
(b)No direct Transfer of any Interests shall be effective unless and until the Member proposing to make such Transfer has caused the Transferee to execute and deliver to the Company a joinder agreement, substantially in the form attached as Exhibit A hereto (a “Joinder Agreement”); provided that in no case shall any Transfer result in a duplication of rights hereunder and in the event any Transfer would result in a duplication of such rights, as a condition of such Transfer, such rights shall be allocated to either the Transferee or the Transferor to the reasonable satisfaction of the Company, as determined by the Board.
(c)Pursuant to the Joinder Agreement, each Transferee hereby represents and warrants to the Company and each Member that, as of the date that such Transferee becomes a party to this Agreement:
(i)such Transferee is duly organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized;
(ii)such Transferee has full power and authority to enter into and perform its obligations under this Agreement;
(iii)all actions necessary to authorize such Transferee’s signing and delivery of this Agreement, and the performance of its obligations under it, have been duly taken;
(iv)this Agreement has been duly signed and delivered by a duly authorized officer or other representative of such Transferee and constitutes the legal, valid and binding obligation of such Transferee enforceable in accordance with its terms (except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies is subject to judicial discretion);
(v)no consent, approval, authorization, order, filing, registration or qualification of any other Person or Governmental Body is required in connection with the signing, delivery and performance of this Agreement by such Transferee that has not been obtained;
(vi)the signing, delivery and performance of this Agreement do not violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of the organizational documents of such Transferee or any material agreement to which such Transferee is a party or by which it is bound;
(vii)such Transferee is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act;
(viii)such Transferee has acquired its Interests for itself for investment purposes only, and not with a view to any resale or distribution of such Interests;
(ix)SUCH TRANSFEREE HAS BEEN ADVISED AND UNDERSTANDS THAT SUCH INTERESTS HAVE NOT BEEN AND SHALL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, THEREFORE, CANNOT BE TRANSFERRED, OFFERED TO BE TRANSFERRED OR RESOLD UNLESS SUCH INTERESTS ARE REGISTERED UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS, OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE;
(x)such Transferee has, either alone or with its “purchaser representatives” as that term is defined in Rule 501(h) under the Securities Act, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company; and
(xi)such Transferee can afford to suffer the complete loss of such Transferee’s Interests and such Transferee’s financial situation is such that such Transferee can afford to bear the economic risk of holding the Interests for an indefinite period.
(d)Each Transferee further acknowledges that the Company has made available to such Transferee, at a reasonable time prior to its acquisition of its Interests, the opportunity to ask questions and receive answers concerning the terms and conditions of such acquisition and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished by the Company in connection with such acquisition.
(e)Any purported Transfer of Interests of any Member that is not in compliance with this Agreement and the Master Agreement shall be null and void ab initio and of no force and effect whatsoever. Furthermore, the Member engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and each of the other Members from all losses that such indemnified Persons may incur (including incremental tax liability and legal fees and expenses) in connection with the invalid Transfer, including in enforcing the provisions of this Agreement. The bankruptcy of a Member or any other event resulting in the withdrawal of any Member from the Company shall (in each case) not cause a dissolution of the Company.
Article VII

AMENDMENTS; NOTICES
Section 7.01Amendments by the Members. Subject to the terms set forth in this Agreement (including Section 3.02(b)), this Agreement may be modified or amended and any provision hereof may be waived from time to time as determined by the Board.
Section 7.02Method for Notices. In the event a notice or other document is required to be sent hereunder to the Company or any Member, such notice or other document shall be in writing and shall be (a) delivered by personal delivery; (b) sent by e-mail transmission; provided that either receipt is confirmed by return e-mail transmission or such notice or document is also sent or delivered by one of the other delivery methods described in this Section 7.02; (c) sent by express overnight delivery or courier service; or (d) sent by United States registered or certified mail, return receipt requested and, postage and other fees prepaid. In the event a notice or other document is transmitted by the methods described by clauses (a), (c) or (d) above, such notice or other document shall, as a courtesy, also be sent by email transmission. Each notice and other document sent or delivered pursuant to this Section 7.02 shall be considered given and received, (i) in the case of personal delivery, on the day such notice or document is personally delivered; (ii) in the case of e-mail delivery, on the day actually sent (with confirmation of transmission received by the sender without a bounceback); (iii) in the case of delivery by United States mail, on the fifth (5th) Business Day following the day on which such notice or other document is deposited in the mail; and (iv) in the case of express overnight delivery or courier service, the day following deposit with such delivery or courier service. Any notice and document shall be addressed, if to the Company, to the address of its principal place of business, and if to any Member, to the respective address for such Person listed on Schedule I. The Company or any Member or their respective legal representatives may effect a change of address for purposes of this Agreement by giving written notice of such change to the Company and each Member.
Article VIII

REPRESENTATIONS
Section 8.01Independent Inquiry. Each Member acknowledges, agrees, represents and warrants that it has completed its own independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the Master Agreement and the transactions contemplated hereby and thereby and the suitability of this Agreement and the Master Agreement and the transactions contemplated hereby and thereby for such Member and its particular circumstances and, except for representations or warranties that are expressly set forth in this Agreement or the Master Agreement, has not relied upon any representations or advice by any other Member or the Board or the Company or any due diligence or investigation by any other Member or any other Person (except, in the case of the Company, for any representations and warranties expressly set forth in the a written subscription agreement or similar document entered into by the Company in connection with the issuance to such Member of any Interests owned thereby). Without limiting the generality of the foregoing, each Member acknowledges, agrees, represents and warrants that (a) it has completed its own independent inquiry as to the investment risks associated with its respective Interests; (b) any projections or assumptions as to potential returns that have previously been submitted to such Member by the Company or any other person Affiliated with the Company are not guarantees of actual returns; and (c) no representations, warranties or guarantees have been made to such Member as to the returns or performance of the Company by any of the Board, the Company or any other person Affiliated with the Company. The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the subject matter of this Agreement and the Master Agreement exclusively in contract pursuant to the express terms and provisions of this Agreement and the Master Agreement; and the parties hereto expressly disclaim that they are entitled to any remedies other than those for breach of contract and those expressly set forth in this Agreement and the Master Agreement; provided, that nothing contained herein shall be deemed a waiver of any claims or remedies for fraud.

Article IX

GENERAL PROVISIONS
Section 9.01Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement, and any matter or dispute that may be based upon, arise out of or relate to this Agreement (whether in contract, tort or statute), or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and enforced in accordance with the internal laws of the State of Delaware without giving effect to its choice of law provisions that would result in the application of the laws, rules or provisions of another jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of this Agreement or otherwise relating to any of the Company’s constitutive documents shall be brought only in the Delaware Court of Chancery first, and then if the Court of Chancery does not have subject matter jurisdiction in the State or Federal courts located in Wilmington, Delaware. Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of such courts in any such action or proceeding by the mailing of such documents by registered United States mail, postage prepaid, if to the Company, to the address of its principal place of business, and if to any Member, to the respective address for such Person listed in the Company’s books and records for the delivery of notices to Members. Each party hereby waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, any agreement entered into in connection with this Agreement or any transaction contemplated hereby or thereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.01.
Section 9.02Counterparts. This Agreement may be executed in counterparts, each one of which shall be deemed an original and all of which together shall constitute one and the same Agreement.
Section 9.03Construction; Headings. Whenever the feminine, masculine, neuter, singular or plural shall be used in this Agreement, such construction shall be given to such words or phrases as shall impart to this Agreement a construction consistent with the interest of the Members entering into this Agreement. Where used herein, the term “Federal” shall refer to the U.S. Federal government. As used herein, (a) “or” shall mean “and/or”; (b) the terms “hereof”, “herein”, “hereby” and derivative or similar words refer to this entire Agreement; (c) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement and the terms “Schedule” or “Exhibits” refer to the Schedules and Exhibits attached hereto, each of which is made a part hereof for all purposes; and (d) “including” or “include” shall mean “including, without limitation.” Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit or aid in the construction of any term or provision hereof. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. It is the intention of the parties that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement. To the extent that any ambiguity or inconsistency arises with respect to any provision(s) of this Agreement, the Board shall resolve such ambiguity or inconsistency in good faith and such resolution shall be binding upon the Members.
Section 9.04Severability. If any term or provision of this Agreement or the application thereof to any Person or circumstances shall be held invalid or unenforceable, the remaining terms and provisions hereof and the application of such term or provision to Persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby.
Section 9.05Waiver of Action for Partition. Each of the Members irrevocably waives during the term of the Company any right that such Member may have to maintain an action for partition with respect to the property of the Company.
Section 9.06Successors and Assigns. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns and Transferees, if any; provided, that no Transfer of any Interests or Initial Commitments by any Member shall be made except in accordance with the provisions of Article VIII of the Master Agreement and the other applicable terms of this Agreement, and no assignment of any rights or obligations hereunder shall be made except in connection with a Transfer of Interests that is permitted pursuant to the terms hereof.
Section 9.07Entire Agreement. This Agreement, together with the Master Agreement, the Commercial Agreements, the Commercial Agreement Side Letters, the Warner Services Agreement and the Bain Services Agreement, and all Schedules and Exhibits of each of the foregoing, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof, and supersedes any agreement or understanding entered into as of a date prior to the Effective Date among or between them with respect to such subject matter.
Section 9.08No Third Party Beneficiaries. It is understood and agreed among the parties that this Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that, except as otherwise expressly provided for in this Agreement, no other Person shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof; provided, that (a) each Indemnified Party is an express and intended third party beneficiary of the rights of such Person set forth in Section 4.07 and Section 4.08 of this Agreement and Section 5.04(e) of the Master Agreement and (b) each Non-Recourse Party is an express and intended third party beneficiary of the rights of such Person set forth in Section 9.14.
Section 9.09Other Instruments and Acts. The Members agree to execute any other instruments or perform any other acts that are or may be necessary to effectuate and carry on the Company created by this Agreement and the Master Agreement, as determined in good faith by the Board.
Section 9.10Remedies and Waivers. Except as otherwise expressly set forth herein, no delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or provided hereunder shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or provided hereunder shall not preclude any other or further exercise of any other right, power or remedy. The rights, powers and remedies provided hereunder are cumulative and are not exclusive of any rights, powers and remedies provided by law.

Section 9.11Specific Performance. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity, and shall not be required to post a bond or other collateral in connection therewith.

Section 9.12No Article 8 Election. So long as any pledge or hypothecation of any ownership interests is in effect, the Company shall not elect that its ownership interests become governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction without the prior written consent of all pledgees of such ownership interests or the delivery of any applicable limited liability company certificate or control agreement necessary to perfect each such pledgee’s interests in the applicable ownership interests.
Section 9.13Aggregation of Rights. All Class A Units held by a Member and its Permitted Transferees (excluding the Company) shall be aggregated together for purposes of determining the availability of any rights under this Agreement and the Master Agreement. For the avoidance of doubt and without duplication of any rights, the rights of a Member generally hereunder may be exercised in whole or in part by the Permitted Transferees to which such Member has Transferred Interests in a Permitted Transfer; provided, that any rights and obligations under this Agreement and the Master Agreement that are personal to the Warner Member or the BCSS Member may not be assigned to, or be exercised by, any other Person, except that the Warner Member or the BCSS Member may assign such rights and obligations to a Permitted Transferee to whom all of its Interests have been Transferred.
Section 9.14Non-Recourse Parties. Each Member acknowledges and agrees that this Agreement may only be enforced against, and any claim or suit based upon, arising out of or related to this Agreement, or the negotiation, execution of performance of this Agreement, may only be brought against the Members, and then only with respect to the specific obligations set forth herein with respect to the applicable Member. Notwithstanding any provision in this Agreement to the contrary, each Member agrees on its own behalf that no Non-Recourse Party of a Member shall have any liability (whether in contract, tort or otherwise, or based upon any theory that seeks to impose liability of any entity party against its owners or Affiliates) arising under, in connection with or relating to this Agreement or the preparation, negotiation or execution hereof, and each Member irrevocably and unconditionally waives, releases and agrees (on behalf of itself, its Subsidiaries and its Affiliates) not to assert all such liabilities and claims against any such Non-Recourse Party. Without limiting the generality of the foregoing, to the maximum extent permitted by Legal Requirements, other than pursuant to and to the extent provided in this Agreement, (a) each Member hereby irrevocably and unconditionally waives and releases any and all rights, claims, demands or causes of action that may otherwise be available in equity or at law, or granted by statute, to avoid or disregard the entity form of a Member or otherwise impose liability of a Member on any Non-Recourse Party, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise; and (b) each Member irrevocably and unconditionally disclaims any reliance upon any Non-Recourse Parties with respect to the performance of this Agreement. The Non-Recourse Parties are expressly intended as third-party beneficiaries of this Section 9.14.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BEETHOVEN JV 1, LLC
By: _/s/ Angelo Rufino______________
Name:     Angelo Rufino
Title:    President and Treasurer

[Signature Page to A&R LLCA of Beethoven JV 1, LLC]

BCSS MEMBER:
BCSS W JV INVESTMENTS (B), L.P.
By: BCSS W GP, LLC, its General Partner
By: Bain Capital Credit Member, LLC, its Manager
By: _/s/_Andrew S. Viens________________
Name:     Andrew S. Veins
Title:    Authorized Signatory

[Signature Page to A&R LLCA of Beethoven JV 1, LLC]

WMG BC HOLDCO LLC
By: _ /s/ Paul M. Robinson_________________
Name:     Paul M. Robinson
Title:    Vice President & Secretary
[Signature Page to A&R LLCA of Beethoven JV 1, LLC]